UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2016

CENTRAL FEDERAL BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-55553	47-4884908
(State or other jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

210 West 10th Street, Rolla, Missouri 65401

(Address of principal executive offices) (Zip Code)

(573) 364-1024

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 12, 2016, Central Federal Bancshares, Inc. (the “Company”) announced that it had completed its stock offering with the sale of 1,719,250 shares of common stock (the “Common Stock”) in the subscription offering at $10.00 per share, including the sale of 143,042 shares to the employee stock ownership plan, in connection with the mutual to stock conversion of Central Federal Savings and Loan Association of Rolla (the “Association”). In addition, the Company contributed an additional 68,770 shares of Common Stock to the Central Federal Community Foundation, a charitable organization created by the Company and the Association, in connection with the Association’s conversion and the related stock offering. On January 12, 2016, the Company also announced that the Common Stock will begin trading on the OTC Pink Marketplace on Wednesday, January 13, 2016 under the trading symbol “CFDB.” A copy of the Company’s press release, dated January 12, 2016, is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Exhibits

99.1	Press release dated January 12, 2016 regarding the closing of the stock offering and the commencement of trading

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTRAL FEDERAL BANCSHARES, INC.

Date: January 12, 2016	By:	/s/ William A. Stoltz
William A. Stoltz
President and Chief Executive Officer

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